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                                                                  Exhibit 10.30


                                SERVICE AGREEMENT


         AGREEMENT made as of this first day of June, 1993 by and between McCarthy, Crisanti & Maffei, Inc. ("MCM"), a New York corporation, and Key Information Systems, Inc. ("KIS"), a New York corporation.

         WHEREAS, KIS is in the business of developing, manufacturing, and maintaining computer software products, and providing management and other consulting services; and

         WHEREAS, MCM desires to retain KIS to manage MCM's data center, to provide consulting services, to maintain certain software products licensed to MCM by KIS and other software providers, and to provide other services with respect to MCM's computer system;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. SERVICES. Subject to the terms and conditions hereinafter set forth, KIS will furnish MCM the services set forth on Exhibit A hereto (collectively the "Services"), at the level set forth on Exhibit B hereto.

         Additional services which are substantial and materially different from the Services may be ordered by MCM under this Agreement at any time by written work order approved in advance by MCM substantially in the form attached hereto as Exhibit C. Such additional services will be provided upon the terms and conditions set forth in this Agreement and in the work order therefor.

         The parties acknowledge that all Services to be provided to MCM by KIS shall also, at MCM's request, be provided to MCM's subsidiaries at no additional charge; provided, however, that the provision of Services to MCM's subsidiaries shall in no event expand the scope of the Services as set forth on Exhibit A or increase the personnel resources to be provided by KIS pursuant to Section 4.

2. TERM OF AGREEMENT. This Agreement shall commence as of the date hereinbefore written. Subject to the provisions relating to termination contained herein, this Agreement shall have an initial term of two (2) years (the "Initial Term") and shall continue in full force and effect after the Initial Term until terminated by either party pursuant to Sections 6 or 19 hereof.
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3.       CHARGES FOR SERVICES TO BE PAID BY THE CUSTOMER.

         (a) For the Services furnished by KIS under this Agreement, MCM shall pay KIS the charges enumerated in Exhibit D attached hereto, in accordance with the terms set forth therein. After the Initial Term, these charges shall be increased from time to time by mutual written agreement of the parties; provided, however, that in no event shall the charges to be paid by MCM hereunder at any time exceed those then being paid to KIS by any other customer for substantially similar services without MCM's prior written consent (such consent not to be unreasonably withheld).

         (b) There shall be added to the charges for the Services hereunder amounts equal to any sales, use, personal property, or excise taxes, however designated, levied or based on such charges or on this Agreement, paid or payable by KIS in respect to the Services, exclusive however of taxes based on the net income of KIS or any employee or contractor of KIS.

4. PERSONNEL. To perform its Services hereunder, KIS shall make available to MCM, at no additional charge to MCM, the personnel resources set forth on Exhibit E. Additional time and/or additional KIS personnel will be provided by KIS at MCM's request pursuant to a work order as described in Section 1, at KIS' standard rates set forth on Exhibit E as amended from time to time by mutual written agreement of the parties.

         The parties acknowledge and agree that the Services to be provided by Joseph Khan, President of KIS, pursuant to and in accordance with the terms of this Agreement, are special, unique, and of extraordinary character, and that KIS may not substitute other KIS personnel for Mr. Khan without the prior written consent of MCM. KIS agrees that Mr. Khan shall be available to MCM for the provision of Services no less than thirty hours per week, excluding absences of two weeks per year for illness and four weeks per year for vacation.

         MCM acknowledges that, for acceptable performance of Services by KIS pursuant to this Agreement, it shall be necessary for MCM to employ no less than one full-time computer operator/programmer.

5. TERMINAL AND COMMON CARRIER EQUIPMENT. The parties acknowledge and agree that the computer equipment and hardware located at MCM's offices and utilized by KIS in its performance of Services, including without limitation the equipment set forth on Exhibit F-1 attached hereto, as amended from time to time by written notice form MCM to KIS, is and shall remain, except as otherwise specified in writing by MCM, the exclusive property of MCM; provided, however, that the equipment set forth on Exhibit F-2 attached hereto,


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         as amended from time to time by written notice from KIS to MCM, is and shall remain the exclusive property of KIS and KIS shall adequately label or otherwise identify to third parties its ownership rights in such equipment. Neither party shall remove the other's property in whole or in part from MCM's premises without the prior written consent of the owner thereof.

6. LIMITATION OF LIABILITY. In the event that either party is unable to perform any of its obligations under this Agreement as a result of natural disasters, strikes, lockouts, riots, acts of war, epidemics, fire, power failures, actions or decrees of any court or administrative or governmental body or communications line failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected immediately shall give notice to the other party and shall do everything reasonably possible to resume performance. Upon receipt of such notice, this Agreement, including without limitation MCM's obligation to pay charges to KIS pursuant to Section 3, shall promptly be suspended. If the period of non-performance exceeds thirty (30) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may, by giving written notice, immediately terminate this Agreement.

         IN NO EVENT SHALL EITHER PARTY BE RESPONSIBLE TO THE OTHER OR TO ANY THIRD PARTY UNDER THIS AGREEMENT FOR ANY LOSS OF PROFITS OR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, (EXCEPT FOR CLAIMS FOR WHICH MCM IS INDEMNIFIED BY KIS PURSUANT TO SECTION 8(F)), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY WITH RESPECT TO ANY INTENTIONAL AND MALICIOUS BREACH OF THIS AGREEMENT BY EITHER PARTY.

7. CONFIDENTIALITY AND PROPRIETARY RIGHTS. The parties agree that the software programs, source codes and related documentation furnished by KIS to MCM in connection with the Services, including any modifications, enhancements, or updates thereto are, and shall remain, the sole property of KIS; provided, however, that (a) any programs or enhancements or modifications thereto or related documentation created pursuant to separate work orders as described in Section 1 which are designed in such work orders as MCM - proprietary shall be and remain works-for-hire which are the sole property of MCM and KIS shall have no proprietary rights therein, including without limitation the right to market such programs, enhancements or modifications; and (b) KIS agrees to execute any and all assignments and/or other instruments and assign any and all applications, and do all things with MCM may deem necessary or appropriate in order to apply for, obtain, maintain, enforce and defend copyrights or other forms of protection, or in order to assign and convey or otherwise make available to MCM the sole and exclusive right, title and


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         interest in and to said programs, documentation, enhancements or modifications (including without limitation the source code therefor).

         No right to print or copy, in whole or in part, any KIS proprietary materials is granted hereunder except as provided in the Software License Agreement of even date herewith between MCM and KIS (the "Software License Agreement") or as otherwise provided in writing by KIS. MCM and KIS each agree to take the highest reasonable precautions to protect the other's proprietary programs or other information to which MCM or KIS, as the case may be, may gain access as a result of the Services provided under this Agreement. MCM and KIS each agree to hold all of the other's customer lists, data, business methods and information, programs and software, and trade secrets to which MCM or KIS as the case may be, may gain access as a result of the Services provided under this Agreement in strictest confidence, not to use or disclose such information to anyone without the explicit written permission of the other, and to take the highest reasonable precautions to protect the security and confidentiality of such information. All proprietary materials or information provided by MCM to KIS or by KIS to MCM, or copies thereof, shall be returned to the party providing same within thirty (30) days after the expiration or termination of this Agreement except as provided in the Software License Agreement.

         Notwithstanding anything contained herein to the contrary, the parties acknowledge that (a) KIS has no ownership rights in computer programs developed by or on behalf of the MCM by parties other than KIS to interface with KIS software, which computer programs shall remain the exclusive property of MCM; (b) the covenants of each party hereunder to maintain the confidentiality of the other's proprietary information shall extend, as to any item of information, for seven (7) years from the date of the receiving party's receipt of such item of information; and (c) the covenants of each party hereunder to maintain the confidentiality of the other's proprietary information shall not extend to information previously available to such party from another source or which becomes available on a non-confidential basis from another source or information which such party is required by law to disclose.

         KIS shall require each employee of KIS to execute a confidentiality agreement in the form attached hereto as Exhibit G.

         The parties acknowledge that the entities set forth on Exhibit H attached hereto are direct competitors of KIS and that any disclosure by MCM of KIS' confidential information to such entities in violation of Section 7 may cause immediate, substantial and irreparable harm to KIS.


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8.       WARRANTIES.  KIS hereby warrants and covenants as follows:

         (a) That KIS has complied and will comply with all codes, regulations and laws applicable to its performance of Services under this Agreement, and has obtained or will obtain all necessary permits, licenses and other authorizations necessary for its performance of Services under this Agreement.

         (b) That all Services KIS performs under this Agreement will be performed in a timely, competent and workmanlike manner by individuals of appropriate training and experience, and that all work will meet or exceed industry standards.

         (c) That KIS is and shall remain, throughout the term of this Agreement, a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

         (d) That KIS has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of KIS, enforceable in accordance with its terms and conditions.

         (e) That the Services will meet the requirements set forth in Exhibit B.

         (f) That KIS shall at all times maintain workmen's compensation, property and liability insurance as described on Exhibit I.

         (g) That KIS (i) currently has a net worth (under generally accepted accounting principles) of not less than twenty-five thousand dollars ($25,000.00); (ii) will at no time have a net worth (under generally accepted accounting principles) of less than twenty-five thousand dollars ($25,000.00); (iii) shall achieve a net worth (under generally accepted accounting principles) of not less than thirty thousand dollars ($30,000.00) within one year of the effective date of this Agreement; (iv) shall maintain at all times thereafter a net worth (under generally accepted accounting principles) of not less than thirty-thousand dollars ($30,000.00); and (v) shall notify MCM in writing immediately of any non-compliance by KIS with the covenants set forth in this subsection 8(g).

         (h) That KIS' performance of Services, including without limitation the creation of works-for-hire pursuant to Section 7, will not infringe or misappropriate a patent, trademark, copyright, trade secret or other


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                  intellectual property right of a third party; and that KIS shall (i) indemnify, defend and hold harmless MCM, its officers, directors, employees, affiliates, agents, successors and assigns (including without limitation the payment of all reasonable attorneys' fees and expenses) from and against any claim asserted or suit or proceeding alleging same; and (ii) in the event any performance of Services is held to constitute an infringement or misappropriation, use its best efforts to either procure for MCM the right to continue using the infringing item under the terms set forth in this Agreement or replace or modify said item so that it becomes non-infringing and not a misappropriation, provided that such replacement or modified item has the same functional capabilities and performance characteristics as the replaced or modified item. The remedies set forth in this subsection and in Section 6 state the entire liability and obligation of KIS with respect to a breach of the warranty set forth in this subsection 8(h).

9. EXPENSES. MCM shall reimburse KIS for appropriate and reasonable out-of-pocket expenses incurred by KIS in the performance of Services; provided, however that KIS shall not incur expenses in excess of five hundred dollars ($500) during any one month period without the prior written approval of MCM.

10. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law rules thereof.

11. ASSIGNMENT. Neither party may assign its rights and obligations under this Agreement without the prior written consent of the other, except that either party may assign its rights and obligations (except as otherwise provided in Section 4) under this Agreement to any successor to the business of such party by purchase, merger, reorganization, assignment, or otherwise.

12. WAIVER OF BREACH. The failure of either party to require the performance of any term of this Agreement or the waiver of either party of any breach hereunder shall not prevent a subsequent enforcement of such term nor be deemed a waiver of any subsequent breach.

13. RELATIONSHIP OF THE PARTIES. The parties understand and agree that all of the Services performed hereunder by KIS shall be as an independent contractor and not as an employee or agent of MCM. KIS shall have no authority whatsoever to bind MCM on any agreement or obligation and agrees that neither KIS nor any employee of KIS shall hold itself or himself out as an employee or agent of MCM.


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14.      SCOPE OF AGREEMENT. This Agreement, together with the Software License
         Agreement, the Option Agreement between KIS and MCM of even date herewith (the "Option Agreement") and the Escrow Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof, and no representation, condition, understanding or agreement of any kind shall be binding on the parties unless incorporated herein or therein. This Agreement may not be modified except by a written agreement signed by authorized representatives of both parties.

15. SEVERABILITY. In the event that any provision of this Agreement or application hereof to any party or in any circumstances shall be determined to be invalid, unlawful, or unenforceable to any extent, the remainder of this Agreement, and the application of any provision to parties or circumstances other than those as to which it is determined to be unlawful, invalid or unenforceable, shall not be affected thereby, and each remaining provision of this Agreement shall continue to be valid and may be enforced to the fullest extent permitted by law.

16. SUBCONTRACTING. KIS will not subcontract or permit anyone other than KIS personnel to perform any of the work, services, or other performance required of KIS under this Agreement without the prior written consent of MCM, such consent not to be unreasonably withheld. Without limiting the foregoing, KIS agrees that, prior to engaging any subcontractor or third party service provider hereunder, it shall require such subcontractor or provider to execute and deliver to MCM a confidentiality agreement in the form attached hereto as Exhibit G.

17. NON-COMPETE. MCM acknowledges and agrees that KIS may provide services substantially similar or identical to the Services to be provided to MCM hereunder to other customers and consents to KIS servicing such other customers insofar as such servicing does not result in a breach of this Agreement; provided, however, that (a) KIS shall not utilize any of the equipment set forth on Exhibit F-1, and shall not utilize, to any material extent or in any manner which interferes with MCM's use thereof, any additional property of MCM in providing services to other customers; and (b) KIS shall not, during the term of this Agreement and for a period of one (1) year after the termination of this Agreement for any reason whatsoever; (i) enter into or engage in any business directly competitive with that currently carried on by MCM or provide services to customers reasonable believed by MCM to be in direct competition with MCM (such customers to be specified in a writing to be delivered by MCM to KIS prior to MCM's execution and delivery of this Agreement, with quarterly updates by MCM thereto) with respect to any business conducted by MCM during the term of this Agreement, without the prior written consent of MCM; or (ii) employ any employee of MCM who was


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         an employee during the term of this Agreement. In addition to and not in limitation of the foregoing, the parties agree that, during the term of this Agreement and for a period of one (1) year after the termination of this Agreement for any reason whatsoever; (a) MCM shall not enter into or engage in any business directly competitive with that currently carried on by KIS; and (b) MCM will not employee Jaweed Syed, Calvin Wang, or any employee of KIS who was an employee during the term of this Agreement.

18. EXECUTION. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

19. TERMINATION. (a) Notwithstanding any provision of this Agreement to the contrary, this Agreement may be terminated by either party at any time after its Initial Term by ninety (90) days prior written notice (which notice may be given ninety (90) days prior to the end of the Initial Term or any time thereafter) to the other. The obligations of the parties set forth in Sections 5, 7, 8, 17, and 25 shall survive the termination or expiration of this Agreement for any reason. This Agreement may be terminated pursuant to this Section 19 as to accounting software maintenance without terminating the remaining Services, in which event the charges to be paid by MCM for Services under this Agreement shall be correspondingly reduced and this Agreement shall continue in full force and effect as to all Services which are note terminated; provided, however, that this Agreement shall not be deemed to have been "terminated" for purposes of Section 20 and 21 hereof or for any other purposes of this Agreement (except as otherwise set forth in Section 22) unless it is terminated as to all of the Services.

         (b) Either party may terminate this Agreement at any time: (i) if the other party materially breaches or is in default of any material obligation hereunder which is not cured within thirty (30) days after receipt of written notice of such default from the non-defaulting party; or (ii) immediately upon written notice to the other, if such other party becomes insolvent or is failing to pay its debts as and when they become due, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law (not commenced by the party seeking to terminate) whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise; provided, however, that any involuntary bankruptcy shall not be grounds for termination if dismissed within thirty (30) days. MCM may terminate this agreement immediately upon written notice to KIS if Joseph Khan has become permanently disabled or deceased or is no longer associated with KIS (or any permitted successor or assignee) as an employee or agent thereof.


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         KIS agrees to make available to MCM, by work order as described in
         Sections 1 and 4, reasonable services necessary for an orderly transition up to the effective date of termination, and at double the rates set forth in Exhibit E after the effective date of termination, of this Agreement for any reason, including but not limited to providing all files and intermediate materials in the format described by MCM, and all supplies and other properties of MCM.

20. SEVERANCE FEE. If this Agreement is terminated by MCM without cause pursuant to Section 19(a) prior to December 31, 1996, MCM shall pay KIS, on the effective date of such termination, a severance fee equal to two times the base (without regard to work orders) monthly charges being paid to KIS pursuant to Section 3 immediately prior to said effective date.

21. TERMINATION FEE. If this Agreement is terminated by either party for any reason whatsoever prior to December 31, 1996, MCM shall pay to KIS, on the effective date of such termination, a termination fee in an amount equal to $1,505 multiplied by the number of months and portions of months between said effective date and December 31, 1996; provided, however, that the total termination fee payable by MCM hereunder shall be reduced by $3,010 in the event that a severance fee is paid by MCM to KIS pursuant to Section 20.

22. WORKSPACE. During and only during the term of this Agreement, as described herein, MCM shall use reasonable efforts to make available to KIS for KIS' performance of Services pursuant to this Agreement, and for KIS' performance of services to other KIS customers, reasonable office space designated by MCM not to exceed two thousand (2,000) square feet and not to be less than one thousand (1,000) square feet, together with access to the common areas pertaining thereto, (collectively the "Premises") in MCM's then-current offices; provided, however, that the amount of space to be provided by MCM hereunder shall decrease in proportion to any decrease in the six of KIS' total work force as of the date of this Agreement. KIS shall comply with the following covenants and obligations with respect to its use of the
         Premises: (a) KIS shall use the Premises for purposes other than the performance of Services to MCM only if all Services required by this Agreement are being performed in accordance with the terms and conditions of this Agreement; (b) KIS shall use the Premises only for the operation of a computer services business; (c) KIS shall make no use of the Premises which prohibits or interferes with MCM's operation of its business or with KIS' performance of Services to MCM; (d) KIS shall occupy and use the Premises only as directed by MCM and in compliance with such of MCM's covenants and obligations under MCM's lease with respect to the Premises as KIS shall from time to time receive notice of in writing; (e) MCM shall have no liability to KIS, any KIS employee, or any third party on the Premises as a result of or in connection with KIS' use of the Premises, except to the extent that such liability may not, as a matter of law, be


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         waived; (f) MCM shall cause the Premises to be furnished, maintained and serviced at a level comparable to that for MCM's office space in general, but shall provide no additional furnishings, maintenance or services with respect to the Premises; (g) KIS shall indemnify, defend and hold harmless MCM, its officers, directors, employees, affiliates, agents, successors and assigns from and against any and all damages, losses, claims and expenses (including without limitation reasonable attorney's fees and expenses) incurred by any of such parties as a result of, arising out of or in any way relating to KIS' use of the Premises, except to the extent that so indemnifying, defending or holding harmless would violate applicable law; (h) KIS shall allow MCM such access to the Premises at all times as may be reserved by MCM's landlord or as MCM may require to preserve, protect, maintain, repair, services and inspect the Premises, and shall not install any lock on any door to or in the Premises without furnishing MCM with a key thereto; (i) MCM shall have the right to change the location of the Premises within MCM's offices at any time and from time to time, in its reasonable discretion; (j) KIS shall surrender the Premises when required to do so hereunder in the same order and condition, reasonable wear and tear excepted, as existed at the time of KIS' occupancy thereof, (k) KIS shall at all times maintain property and liability insurance as described on Exhibit I with respect to the Premises and shall not seek to recover against MCM on account of any damage caused to KIS or to any of KIS' property by reason of casualty or risk coverable under an all-risk property insurance policy even if the same arises out of MCM's negligence; (l) KIS shall not allow any person other than its own employees or agents, consultants or contractors providing services to MCM to use or occupy the Premises and shall not make any alternations, installations or additions in or to the Premises without MCM's consent. KIS' indemnity obligation, but not MCM's obligation to make the Premises available, shall survive the termination of this Agreement for any cause whatsoever.

         For purposes of this Section 22, this Agreement shall be deemed to have been "terminated" if it is terminated as to any of the Services other than accounting software maintenance.

         If MCM determines, in its sole discretion, that it is no longer in MCM's best interest to procure or to continue to provide space of KIS as set forth in this Section 22, MCM may discontinue providing any space to KIS on sixty (60) days prior written notice to KIS and KIS' sole recourse in such event shall be that it may, at its option, require an amendment to Exhibit B to this Agreement, and, except as set forth below, failure of the parties to reach any agreement on such amendment shall be deemed a termination without cause by MCM pursuant to Section 19(a) (except that such termination may occur prior to the end of the Initial Term).


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         Notwithstanding the foregoing, in the event that KIS refuses to provide information or execute any instrument required by MCM's landlord as a condition to providing or continuing to provide the Premises or any portion thereof to KIS, MCM shall have not further obligation to provide the Premises or such portion thereof to KIS and KIS' sole recourse in such event shall be that it may, at its option, require an amendment to Exhibit B to this Agreement, and failure of the parties to reach an agreement on such amendment shall be deemed a termination with cause by MCM pursuant to Section 19(b)(ii).

23. DEVELOPMENT OF SOFTWARE. The parties acknowledge that KIS is currently developing or may in the future develop software ("Developmental Software") (a) separate and apart from the products licensed to MCM pursuant to the License Agreement or any software provided to MCM as part of the Services and (b) separate and apart from any products currently licensed or provided by KIS to other customers of KIS or subsequently commissioned by other customers of KIS or which KIS is obligated as of the date of this Agreement by contract to provide. KIS hereby agrees that KIS will provide a proposal offering to MCM the opportunity to purchase, license and/or to participate in the commercialization of any such Developmental Software prior to KIS' offering a similar opportunity to so purchase, license and/or participate in the commercialization of such Developmental Software to an unaffiliated third party. Upon deliver of KIS' proposal to MCM, MCM shall thereafter have thirty (30) days in which to notify KIS in writing of MCM's acceptance of the proposal or of MCM's desire to negotiate with KIS to purchase, license or participate in the commercialization of the Developmental Software which is the subject to such proposal. If MCM wishes to negotiate, it will have an additional thirty (30) days, during which the parties will negotiate in good faith to execute a contract enabling the venture to proceed. If (a) MCM does not accept the property within the initial thirty (30) day period, (b) MCM notifies KIS in writing that it does not wish to accept the proposal, or (c) the parties commence negotiations but have not executed a contract within the additional thirty (30) day deadline, KIS shall have no further obligation to MCM under this Section 23 with respect to the Developmental Software contained in the proposal, including multiple similar offers to so purchase, license and/or participate in the commercialization of the same Developmental Software, to multiple unaffiliated third parties. Nothing in this
         Section 23 shall in any way be construed to obligate KIS to offer to MCM an exclusive right to purchase, license and/or participate in the commercialization of any Developmental Software.

         Notwithstanding any provision contained in this Agreement to the contrary, MCM shall have no right to terminate this Agreement pursuant to Section 19(b)(i) solely as a result of KIS' breach of its obligations pursuant to this


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         Section 23; however, that such inability to terminate the Agreement shall in no event be deemed a waiver of any additional rights or remedies in law or in equity which MCM may have for a breach of KIS' obligations pursuant to this Section 23. MCM's remedy for KIS' breach of this Section 23 shall be that KIS shall be obliged to make to MCM a reasonably equivalent offer to that which was made to the third party, or if more than one, equivalent to the third party offer identified by MCM.

24. NOTICES. Any notice, request demand or other communication provided for or permitted hereunder shall be in writing and may be personally delivered, or sent by certified mail return receipt requested, or by overnight courier, to the following address:

         to KIS:         Key Information Systems, Inc.
                         3217 Quinian Street
                         Yorktown Heights, NY  10598
                         Attention:  Joseph Khan, President

         Fax Number:     (914) 245-5388

         To MCM:         McCarthy, Crisanti & Maffei, Inc.
                         71 Broadway
                         New York, New York  10006
                         Attention:  Lindley Richert, President

         Fax Number:     (212) 509-7389

         or such other address as a party may give the other parties by written notice as provided herein. Any notice, request, demand or other communication shall be deemed to have been given when received.

25. USAGE. In all references herein to any parties, persons, entities, or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the foregoing instrument may require.

26. REMEDIES. Each party acknowledges and agrees that monetary damages may not be a sufficient remedy for any breach of this Agreement by the other and that, in addition to all other remedies, specific performance and injunctive or other equitable relief shall be available to the non-defaulting part as a remedy for any such breach.

27. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

28. ADVERTISING. Neither party shall use the name or any trademark or tradename of the other for any purpose, including publicity and advertising, except as required by law or with the prior written consent of such other party, which consent shall not be unreasonably withheld or delayed.

IN WITNESS WHEREOF, KIS and MCM have caused this Agreement to be executed as of the date and year first above written.


KEY INFORMATION SYSTEMS, INC.,                McCARTHY, CRISANTI & MAFFEI, INC.,
a New York Corporation                        a New York corporation


By: /s/ Joseph M. Khan                        By: /s/ Lindley B. Richert
    ------------------------------                -----------------------------
    Name: Joseph M. Khan                          Name: Lindley B. Richert
    Title: President                              Title: President

                                    EXHIBIT A
                         SERVICES TO BE PROVIDED BY KIS

I.       OPERATIONS

         KIS shall manage the day-to-day operation of MCM's data center from 6:00 p.m. Sunday to 6:00 p.m. Friday, New York time, including without limitation:

         - Resolving communication problems with carriers of MCM electronically delivered information and advisory services, including without limitation TELERATE, ADP, QUOTRON, KNIGHTRIDDER, REUTERS and COMMERCE DEPT
         - Backups-Monthly, weekly, daily; and maintenance thereof in a secure, off-site facility
         - Monthly reorganization of the document and other large data libraries
         -      Maintaining hardware inventory and maintenance lists
         -      Maintaining software inventory and licensing agreements
         -      Maintaining data-storage medium inventory (disk & tape packs)
         -      Managing the maintenance of PC software and hardware
         - Creating, regularly testing and maintaining a disaster recovery plan
         -      Maintaining the automatic processes set forth on Schedule A-1
         -      Maintaining system and operations documentation
         -      Establishing and maintaining hardware connections
         - Supervising MCM's in-house data processing and center support staff, and providing coverage during illness or absences of any staff members.

         In addition, KIS shall (a) manage the acquisition, sifting, maintenance (by third parties), and installation of MCM's data processing hardware and expendable media, including without limitation the equipment set forth on Exhibit F-1; (b) provide a help desk from 8:00 a.m. to 5:00 p.m. New York time on business days to assist users with ad hoc requests relating to MCM's computer hardware, including without limitation the Wang system and PC's, and to other technical requirements; and (c) provide on-site support between the hours of 6:00 p.m. Sunday and 6:00 p.m. Friday, New York time, and telephone support twenty-four hours per day on business days.

II.      CONSULTING

         KIS shall (a) interpret MCM's needs into data processing requirements, and shall provide the programming and technical resources needed for this development effort; (b) develop specifications for interfacing with information providers such as Telerate and Knight-Ridder and for performing other related functions; (c) assist MCM in planning, designing and implementing projects to the specifications of the users of MCM products; (d) render technical advice relating to computer equipment; and (e) negotiate and review maintenance contracts, subject to final approval by MCM, verify non-maintenance billings and otherwise interface with all computer-related vendors and suppliers that have dealings with MCM, including without limitation Wang, CDC, Telerate, Quotron, DEC, ADP and AT&T.

III.     SOFTWARE MAINTENANCE

         KIS shall provide MCM the following maintenance services as to all "Products" licensed to MCM pursuant to the Software License Agreement of even date herewith between MCM and KIS (the "Software License Agreement");

         (a) KIS will supply to MCM updated Product(s) and the user documentation therefor, and will supply to the Escrow Agent pursuant to an Escrow Agreement by and among KIS, MCM, and the Escrow Agent (the "Escrow Agreement") one copy, in magnetic media, of the source code therefor (and, in printed form, the applicable system documentation pertaining thereto) thirty
                  (30) days after any material revision or update, and in any event no less frequently than once every six (6) months, to operate with all KIS-approved current versions of the operating system on which the Product(s) is being operated, and will notify MCM in writing ninety (90) days prior to removals of a version of a Product from current status. At the end of the ninety (90) day period, KIS shall have no maintenance responsibilities for Products no longer current and replaced with updated Product(s).

         (b) KIS will supply reasonable on site and telephone assistance to MCM to aid MCM in its use of the Product(s).

         (c) KIS will exert its best efforts to correct a programming error in any Product within a reasonable time, provided that MCM notifies KIS of the error in person, by telephone or by mail and provides sufficient information to identify the problem. Such information shall include without limitation error and diagnostic messages, operator console information, data file dumps, and other written explanation and documentation of the problem.

IV.      SOFTWARE CONVERSION

         At MCM's option, to be exercised by written work order from MCM to KIS, KIS will convert its KISNET-C and KISNET-D Software Systems to operate on the VAX or Sun platform. If MCM exercises this option, the systems as converted shall become part of the "Products" licensed to MCM pursuant to the Software License Agreement and KIS will supply updates to said Products to MCM as available and will supply to the Escrow Agent pursuant to the Escrow Agreement one copy, in magnetic media, of the source code therefor no less frequently than once every three (3) months during the conversion process and thirty (30) days after the date of each material update, and in any event no less frequently than once every six (6) months thereafter.

V.       DISASTER RECOVERY PLAN

         KIS shall cooperate with and assist MCM in the development and implementation, at MCM's expense and within three (3) months following MCM's relocation to new office space, of a disaster recovery plan acceptable to MCM which provides for back-up recovery system located outside of New York City for all critical hardware, software, and data utilized by MCM in conducting its day-to-day operations.

All of the above services shall be performed in accordance with the standards set forth on Exhibit B.

                                  SCHEDULE A-1

AUTOMATIC PROCESSES

- European Monetary System (EMS) page (23305) updated every 4 to 5 minutes - Midnight until Noon New York Time
-        YieldWatch (YW) page (7876) updated every 5 to 10 minutes - 3:00 a.m.
         until 10:30 a.m. New York Time (upon request)
-        Automatic scrolling of page 7901-7905 via page 23289
-        MoneyWatch (MW) + page 7911
-        CurrencyWatch (KW) Scrolling Page 23290-23291
-        YW Scrolling Page 7871; 7873-7874
-        KW: Read and store page 23301
-        Capture and store MoneyWatch commentary
-        MW + auto update of page 9658
-        Closing price update of page 7876
-        Building page 5 from historic data daily
- Continuous update of Telerate pages (Cache file) for Wang users, particularly pages 5, 17520, 4046, and 4002
-        Telerate Digital Page Feed (TDPF) under installation
-        Knight-Ridder Datafeed (under testing)

                                    EXHIBIT B

                          LEVEL OF SERVICE REQUIREMENTS

                    McCarthy, Crisanti & Maffei, Inc. ("MCM") and Key Information Systems, Inc. ("KIS")

I.       PURPOSE

         These Level of Services Requirements establish the performance targets, measurement criteria, and correction process in support of the MCM requirements for the performance of the Products as well as the Data Center and user support contractually provided by KIS. Any additional requirements must be renegotiated.

II.      LEVEL OF SERVICE CHANGE PROCEDURE

         Should any significant, unexpected change(s) in capacity or workload requirements occur, actions will be initiated to renegotiate all or part of this document. Additionally, for significant and unique system enhancements requested by MCM, a formal work order explanation and approval process will be imposed.

III.     PERFORMANCE TARGETS

         The targets specified in these Level of Service Requirements represent the support levels needed to meet the requirements of the MCM's business. Meeting these requirements is the responsibility of KIS (but can only be fully met with active participation from the user community).

IV.      PERFORMANCE MONITORING/REPORTING

         - Performance results will be reported monthly in writing by KIS to the President of MCM.

         - Performance will be discussed at a review meeting held by MCM and investigation and correction, when necessary, will be addressed by the responsible organization. These meetings will occur at least quarterly.

V.       AVAILABILITY


         - Within the personnel limitations set forth below, KIS will use its best efforts keep the system available twenty-four hours/day, seven days/week.

         - Availability refers to the scheduled availability of all functionality provided by KIS personnel and Products and is the total time the system is available for access and use by customers.

         - Response time will not exceed durations reasonably acceptable to MCM for all functionality provided by KISNET 2000 and system support provided by KIS.

         - For situations where the system will be down due to planned events (eg. auto gens, PMs, scheduled power outages, software/hardware upgrades, etc.), MCM must approve and MCM's customers must be notified of such shutdown at least two business days in advance. This will take place via written notification to MCM and its users and written approval by MCM.

         - KIS is responsible to ensure that all data is regularly and frequently (minimally - daily) backed up and that recovery data is safely secured at an offsite location bi-weekly.

VI.      SUPPLIER LEVEL OF SERVICE - DETAIL REQUIREMENTS


         COMPUTER OPERATIONS SUPPORT

         - Operator(s) will be on-site as specified in Section 4 of this Service Agreement.

         - Telephone support will be available from 6:00 p.m. Sunday, New York time to 6:00 p.m. Friday, New York time and a phone list published and maintained by KIS for all users. For holiday coverage the MCM International holiday schedule will be adhered to as it relates to outages, system availability and operator coverage. If schedule changes are required by the customer, they must be processed through the President of MCM to the President of KIS.

         - Notification to customer of batch processing problems will be performed in a timely manner.

         - Hardware and software problems will be reported by users to the Help Desk for prompt resolution and notification.

         DATA NETWORK SUPPORT

         - KIS Data Network will provide end-to-end problem diagnostics and determination. KIS will be responsible for procurement and project management of data communications equipment installation. Additionally, KIS is responsible for network design, optimization, network management, and supply/demand forecasting and planning as well as vendor management. KIS will assist with problem resolution of DTE (data terminal equipment, ie. CRTs, printers, etc.) and will assist with problem diagnosis and procurement of cable installation.

         CUSTOMER SUPPORT CENTER

         - The KIS Help Desk provides a single point of contact for hardware and telecommunications problems. There may be problems reported to the Help Desk that are application in nature. If this is the case, the Help Desk personnel will refer the call to the appropriate system support personnel and report periodic status to the user until the problem report is closed.

         - All users will be notified in the event of system unavailability via telephone broadcast.

         TECHNICAL SUPPORT

         -        Software

                  Select, procure, configure, QA, install, maintain and support all software including operating systems, utilities and data base software selected for use in the Wang, PC, and, at MCM's option, any new environment for which the software is converted.

         -        Software Updates

                  Make software changes to supported software as required due to software or hardware changes or for performance reasons. This applies to software repairs and new software releases. The target will be 15 ays after receiving the request for implementation of non-critical software upgrades and 5 days for software that solves production bugs.

         -        System Access Control

                  Select, implement and support any and all tools required for system access and security control for Data Processing.

                                    EXHIBIT C

    McCarthy, Crisanti & Maffei, Inc. ("MCM")/Key Information Systems ("KIS")
                                     MCM/KIS
                                SYSTEM WORK ORDER

Work Order Name: _______________________________________________________________

User(s): _______________________________________________________________________

Work for hire (MCM Proprietary):

                  [ ] Yes     [ ] No

                             WORK ORDER DESCRIPTION

Priority:    [ ] Low       [ ] Medium       [ ] High       Due By ______________
                                                                      Date

Work Order Description: ________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
__________________________________________________             _________________
             Requested By                                             Date

Work Order Estimates:                             Work Order Number ____________

HOURS    PERSONNEL COSTS    OTHER COSTS    TOTAL COST    KIS PERSONNEL INVOLVED
-----    ---------------    -----------    ----------    ----------------------

_____    _______________    ___________    __________    _______________________
                                                         _______________________
                                                         _______________________
_______________________________________          _______________________________
         Proposed Start Date                         Proposed Completion Date

Impact to Other Activities _____________________________________________________

Dependencies ___________________________________________________________________

All work to be performed pursuant to and in accordance with the Service Agreement dated as of ____________ by and between MCM and KIS

Submitted by:    __________________________________            Date:____________
                 President, Key Information Systems

                           WORK ORDER APPROVAL SIGNOFF

                  Approved for Development:   __________________     ___________
                                              Requestor              Date

                                              __________________     ___________
                                              President, MCM         Date

         Accepted and Approved for Payment:   __________________     ___________
                                              Requestor              Date

                                              __________________     ___________
                                              President of MCM       Date

                                    EXHIBIT D

                                  FEE SCHEDULE

SERVICE                          SEMI-MONTHLY FEE
-------                          ----------------
Management                       $2,000
Operations/Shift Technicians     $5,750
Consulting                       $5,752
Software Maintenance             KISNET-C   $1,876
  KISNET-D                       $300 plus $32 per workstation*
  Accounting Software            $500

TOTAL                            $16,690*

*Assumes 16 workstation for KISNET D. Fee will vary based on the number of workstations.

ONE-TIME FEES
-------------
Conversion of KISNET-C to alternate platform       $150,000**
Conversion of KISNET-D to alternate platform       $120,000**

**Maximum fee, estimated on the basis of project man-hours.  Fee may be lower.

These fees shall be due and payable on a semi-monthly basis, and shall be paid on the fifteenth and last day of each month. If any such day is not a business day, payment shall be made on the next consecutive business day.

                                    EXHIBIT E

                               Personnel Resources

FUNCTION                      AVAILABILITY        CHARGE FOR ADDITIONAL HOURS
--------                      ------------        ---------------------------
Joseph Khan,
Senior Manager/Director       30 hours/week       $125/hour
1 Telecommunications/
PC Specialist                 30 hours/week       $55/hour
1 Night Operator/Programmer   5 work days/week*   $40/hour
1 Senior Operator             30 hours/week       $40/hour

*A "work day" shall consist of seven and one-half (7 1/2) hours (not including lunch) within a twenty-four (24) consecutive hour period.


                               Optional Personnel

FUNCTION                         HOURLY CHARGE
--------                         -------------
Senior Consultant                $100/hour
Senior Programmer/Analyst        $75/hour
Staff Consultant                 $75/hour
Programmer/Analyst               $55/hour
Shift Technician                 $30/hour

                                   EXHIBIT F-1

                            Schedule of MCM Hardware

TYPE/DESCRIPTION                                         QUANTITY
----------------                                         --------
WANG
----

CPU VS 100                                                   2
Disk Drives                                                  8
Wang Workstation (incl. PCs with LOC CARDS)                  20
Printers (Laser)                                             4
Printers (Band)                                              2

PCS
---

Single User PC                                               15
Laster Printers (shared between 20 PCs)                      2
Printer Sharing device/Network                               2

3RD PARTY
---------

Telerate ESIP lines (out)                                    6
  with 6 dial backup lines
TDPF                                                         1
Telerate Input line (in)                                     1
Telerate Controllers                                         8
Quotron (out)                                                1
Quotron (in)                                                 2
Bloomberg (Being Installed)                                  2
FAX--Hasler Boxes                                            1
FAX--(Xerox & Cannon)                                        2
FAX BOX                                                      2
Hayes Modem                                                  3
  (For Commerce Dept. Data for MW)
Remote - Connection                                          3
Knight-Ridder (Outbound)                                     2
Knight-Ridder (Inbound)                                      1
Knight-Ridder Money Center                                   5
Knight-Rider Profit Center                                   2

AT & T - NY-TEL
---------------

Leased lines                                                 8
Dial-up lines                                                15

                                   EXHIBIT F-2

                            Schedule of KIS Hardware

QTY         ITEM
EQUIPMENT
---------

1           486/33 w/8MB RAM SYS. with monitor and keyboard
1           386/SX w/8MB RAN SYS. with monitor and keyboard
1           386/SX w/8MB RAM SYS. with keyboard and monitor
1           386/DX w/8MB RAM SYS. with keyboard and monitor
1           486/33 w/ 16MB RAM with Novell Network and Server with monitor and keyboard
1           NEC Laserjet Printer model 95
1           Wang VS 5000 system 53T50v-8B M50, 8MB 146MB, Tape
1           Wang VS 65 system 2MB with data storage cabinet 147MB Fixed and 75
            MB removable
1           WP Scanjet IIP

DISK PACKS
----------

14          Disk Packs-75 megabytes
10          Disk Packs-288 megabytes removable

FURNITURE
---------

1           Mahogany Desk
1           Mahogany table
3           Chairs
3           Swivel chairs (green leather)
1           Mahogany credenza
            KIS Telephones
            KIS business records & supplies
1           Refrigerator
1           Small microwave
1           Water heating device
            Tools

                                    EXHIBIT G


                            CONFIDENTIALITY AGREEMENT

         WHEREAS, the undersigned,                                      ,
("Provider"), is being engaged by Key Information Systems, Inc. ("KIS") to perform certain services for McCarthy, Crisanti & Maffei, Inc. ("MCM"), and

         WHEREAS, Provider may, in the course of performing services for MCM, gain access to certain Confidential Information (as hereinafter defined) of MCM, which information constitutes a valuable business property right of MCM;

         NOW, THEREFORE, Provider hereby covenants to MCM and KIS as follows:

1. Provider agrees that it will hold all of MCM's customer lists, data, business methods and information, programs and software, and trade secrets (collectively the "Confidential Information") to which Provider may gain access as a result of performing services to MCM in strictest confidence, that it will neither use nor disclose the Confidential Information to anyone without the explicit written permission of MCM, and that it will take precautions commensurate with the highest reasonable standards of industrial security to protect the security and confidentiality of the Confidential Information.

2. All Confidential Information provided by MCM or by KIS to Provider, or copies thereof, shall be returned to the party providing same within thirty (30) days after the completion of services to MCM by Provider, or sooner if requested or if no longer required for the performance of Provider's services.

3. Provider acknowledges that monetary damages would not be a sufficient remedy for any breach of this agreement and that, in addition to all other remedies, specific performance and injunctive or other equitable relief shall be available to MCM or KIS as a remedy for any such breach.

4. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law rules thereof.


                                        ______________________________________

Date: _________________________         By: __________________________________

                                        Its: _________________________________

                                    EXHIBIT H

                           SCHEDULE OF KIS COMPETITORS

The following companies are KIS' direct competitors (locations are supplied as an aid in identifying the companies only, treatment of each entity spans all of its locations):

FD CONSULTING        NEW YORK, NY

RAID SOFTWARE        FORT LEE, NJ

SOFTWARE MATTERS     UNITED KINGDOM

DEC SYBIO            [COMPONENT OF DIGITAL EQUIPMENT CORP.]

SDS TROY             UNITED KINGDOM

MICROGNOSIS          DANBURY, CT

UNILINK              NEW YORK, NY